As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-138151-99

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Western Goldfields Inc.
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

200 Bay Street, Suite 3120, Royal Bank Plaza, South Tower, Toronto, Ontario, Canada M5J 2J4
(416) 324-6000
(Address of principal executive offices including zip code)

Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Angel Martinez
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Antonio Cardenas
Stock Option Agreements, dated May 1, 2004 and September 1, 2004, between the Registrant and Arnold DeHerrera
Stock Option Agreements, dated March 7, 2005 and April 15, 2005, between the Registrant and Becky Corigiliano
Stock Option Agreement, dated February 13, 2006 between the Registrant and Brian Penny
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Carlos Maldonado
Stock Option Agreement, dated April 15, 2005, between the Registrant and Christine Granquist
Stock Option Agreements, dated January 23, 2004, September 1, 2004, and April 15, 2005,
between the Registrant and Douglas J. Newby
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Edward Ryan
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Eddie Struck
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Eduardo Gonzalez
Stock Option Agreement, dated April 15, 2005, between the Registrant and Edwin R. Andrade
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Francisco Cano
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Gabriel Herrera
Stock Option Agreements, dated May 10, 2004, September 1, 2004 and April 15, 2005, between the Registrant and Gerald Ruth
Stock Option Agreement, dated February 13, 2006, between the Registrant and Graham Desson
Stock Option Agreement, dated April 13, 2006, between the Registrant and Henry Fiorillo
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Hollice Spence
Stock Option Agreement, dated December 1, 2004, between the Registrant and J. Rafael Sanchez
Stock Option Agreements, dated August 1, 2003, January 22, 2004 and April 15, 2005, between the Registrant and James Mancuso
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Javier Marquez
Stock Option Agreement, dated April 19, 2004, between the Registrant and Jesse Munoz
Stock Option Agreements, dated February 1, 2004 and September 1, 2004, between the Registrant and Jim Mancuso
Stock Option Agreement, dated July 19, 2004, between the Registrant and John Ochs
Stock Option Agreement, dated January 22, 2004, between the Registrant and John Ryan
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Jose M. Cardiel
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Justin Botello
Stock Option Agreement, dated February 13, 2006, between the Registrant and Karen Dietrich
Stock Option Agreements, dated August 1, 2003, January 22, 2004 and January 28, 2004, between the Registrant and Ken Brunk
Stock Option Agreement, dated November 3, 2005, between the Registrant and Kim Neal
Stock Option Agreements, dated January 23, 2004, September 1, 2004 and April 15, 2005,
between the Registrant and Larry O’Connor
Stock Option Agreement, dated May 10, 2004, between the Registrant and Lee Grooms
Stock Option Agreement, dated April 13, 2006, between the Registrant and Lorne Stephenson
Stock Option Agreement, dated February 13, 2006, between the Registrant and Martyn Konig
Stock Option Agreements, dated April 19, 2004 and April 15, 2005, between the Registrant and Mary Munoz
Stock Option Agreement, dated February 13, 2006, between the Registrant and Masha Katz
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Michael Hammond
Stock Option Agreement, dated February 13, 2006, between the Registrant and Paul Semple
Stock Option Agreement, dated February 13, 2006, between the Registrant and Randall Oliphant
Stock Option Agreement, dated February 13, 2006, between the Registrant and Raymond Threlkeld
Stock Option Agreement, dated December 1, 2004, between the Registrant and Robert M. Taylor
Stock Option Agreements, dated January 22, 2004, September 1, 2004 and April 15, 2005,
between the Registrant and Toby Mancuso
Stock Option Agreements, dated January 22, 2004, September 1, 2004 and April 15, 2005,
between the Registrant and Tom Callicrate
Stock Option Agreements, dated November 18, 2004 and April 15, 2005, between the Registrant and Tony Archuleta
Stock Option Agreement, dated September 13, 2006, between the Registrant and Vahan Kololian

(Full title of the Plan)

Western Goldfields (USA), Inc.
6502 East Highway 78
Brawley, California 92227
(928) 341-4653 Extension 103

(Name, and address of agent for service)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On October 23, 2006, Western Goldfields, Inc., an Idaho corporation (“Predecessor) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-138151 (the “Registration Statement”), relating to the reoffer and resale by selling shareholders of 13,746,250 common shares  (“Securities”) issued by Predecessor to the selling shareholders upon the exercise of stock options granted pursuant to stock option agreements between Predecessor and such selling shareholders.  On July 19, 2007 the Registrant as the successor to Predecessor, filed post-effective amendment no.1 to this Registration Statement and thereby expressly adopted this Registration Statement as its own for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

On June 1, 2009, pursuant to a plan of arrangement approved by the Ontario Court of Justice on May 27, 2009, New Gold Inc., a British Columbia corporation, acquired all of the issued and outstanding common shares of Registrant.  This post-effective amendment no. 2 is being filed to deregister all of the unsold Securities registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in the province of Ontario, on June 5, 2009.

WESTERN GOLDFIELDS INC.

By:	/s/ Brian Penny
Name:	Brian Penny
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated on June 5, 2009.

Signature	Title
/s/ Robert Gallagher Robert Gallagher	Chief Executive Officer and Director
/s/ Brian Penny Brian Penny	Chief Financial Officer and Director
/s/ James Currie James Currie	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of Western Goldfields Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrant in the United States on June 5, 2009.

WESTERN GOLDFIELDS (USA), INC.

By:	/s/ Brian Penny
	Name:	Brian Penny
	Title:	Treasurer